Exhibit 21.1

List of Subsidiaries

NORCRAFT CAPITAL CORP.

NORCRAFT INTERMEDIATE HOLDINGS, L.P.

NORCRAFT COMPANIES, L.P.

NORCRAFT FINANCE CORP.

NORCRADT CANADA CORPORATION